AMENDED AND RESTATED MASTER PROPERTY MANAGEMENT,
LEASING AND CONSTRUCTION MANAGEMENT AGREEMENT

THIS AMENDED AND RESTATED MASTER PROPERTY, LEASING AND CONSTRUCTION MANAGEMENT AGREEMENT (“Agreement”) is made and entered into as of June 1, 2014, by and among PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC., a Maryland corporation (“REIT”), PHILLIPS EDISON – ARC SHOPPING CENTER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“OP”), and PHILLIPS EDISON & COMPANY LTD., an Ohio limited liability company (“PECO”).

R E C I T A L S:

A.    OP is a limited partnership whose limited partner is REIT, and was formed to acquire, own, operate, lease, finance and manage shopping center properties throughout the continental United States. For purposes of this Agreement, OP and REIT, as well as any of their direct and indirect subsidiaries and any joint ventures into which any of the foregoing may enter and which are controlled by the OP or REIT, are individually or collectively referred to herein as “Owner.”

B.    PECO operates, manages, leases and manages construction with respect to shopping center properties located throughout the continental Unites States.

C.    Owner and PECO entered into that certain Master Property, Leasing and Construction Management Agreement dated as of June 27, 2010 (the “Original Agreement”).

D.    Owner and PECO desire to amend and restate the Original Agreement.

E.    Owner desires to engage PECO, and PECO desires to accept such engagement, to manage the shopping center properties owned or hereafter acquired by Owner under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Definitions. Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms thereof:

(a)    “Improvements” means buildings, structures, and equipment from time to time located on the Properties and all parking and common areas located on the Properties.

(b)    “Major Lease” means a lease of premises containing 5,000 square feet of leasable area or more.

(c)    “Management Fees” means the fees and expenses payable to PECO pursuant to Section 6, “Compensation” hereof.

(d)    “On-Site Personnel” means persons hired or retained as employees of PECO to perform services at the Properties, which services include, but are not limited to, property management, property-level accounting and book-keeping services; provided, however, that the following persons shall not be considered On-Site Personnel: (i) any manager whose primary responsibility is to manage On-Site Personnel and who is not directly responsible for providing services to a specific Property or group of Properties, and (ii) any person who also serves as an executive officer of PECO and/or as an executive officer of Owner.

(e)    “Owner” has the meaning set forth in Recital A.

(f)    “PECO” has the meaning set forth in the introductory paragraph above.

(g)    “Property” means an individual real estate asset owned by Owner and all tracts acquired by Owner related to that asset subject to this Agreement as more fully described in a Property Addendum (as defined below).

(h)    “Properties” means all of the real estate assets of Owner covered by this Agreement, collectively.

(i)    “Property Addendum” means an addendum (as the same may be modified, amended or supplemented in writing, from time to time) which shall be attached to this Agreement and incorporated herein by reference as each Property is purchased and made subject to this Agreement describing the Property, including its real estate and the improvements thereon. If any Property is sold by Owner, the Property Addendum with respect to such Property may, at Owner’s election, be deemed of no further force or effect from and after the closing of any such sales, except to the extent of post-closing management and accounting functions thereafter to be performed.

2.    Appointment of PECO.

(a)    Owner hereby engages and retains PECO as the sole and exclusive manager of each Property for which a Property Addendum is executed with respect to the property management function to perform such functions as are specified herein and/or on the Property Addendum related to each such Property. PECO hereby accepts such appointment.

(b)    Owner hereby engages and retains PECO as the sole and exclusive leasing agent for the leasing of all space in each Property for which a Property Addendum is executed with respect to the leasing agent function as well as for obtaining ground leases on any outparcels. PECO shall perform such functions as are specified herein and/or on the Property Addendum related to each such Property. PECO hereby accepts such appointment.

(c)    Owner hereby engages and retains PECO as the sole and exclusive construction manager of each Property for which a Property Addendum is executed with respect to the construction management function to perform such functions as are specified herein and/or on the Property Addendum related to such Property. PECO hereby accepts such appointment.

(d)    PECO shall act under this Agreement as an independent contractor and not as the Owner’s agent or employee. PECO shall not have the right, power or authority to enter into agreements or incur liability on behalf of the Owner except as expressly set forth herein or in a Property Addendum. Any action taken by PECO which is not expressly permitted by this Agreement shall not bind the Owner.

3.    Standards.    PECO shall in good faith, with due diligence and in accordance with generally accepted management and construction management standards in the shopping center industry within the geographical areas of the Properties, perform its management, leasing and construction management duties and obligations described herein. In all events, such standards of performance shall be consistent with the standards of management, leasing and construction management to which PECO performs with respect to its own portfolio of properties. PECO shall devote its commercially reasonable efforts to performing its duties hereunder to manage, operate, maintain and lease the Properties in a diligent, careful and professional manner to maximize all potential revenues to the Owner and to minimize expenses and losses to the Owner. The services of PECO are to be of a scope and quality not less than those generally performed by first class, professional managers of properties similar in type and quality to the Properties and located in the same market area as the Properties. PECO will make available to the Owner the full benefit of the judgment, experience and advice of the members of PECO’s organization. PECO will at all times act in good faith, in a commercially reasonable manner and in a fiduciary capacity with respect to the proper protection of and accounting for the Owner’s assets.

4.    Term.    This Agreement shall commence upon full execution of this Agreement and shall continue until terminated in accordance with Section 10.

5.    Duties of PECO.

(a)    PECO’s duties as property manager for the Properties include the following for each of the Properties (as may be supplemented with additional duties as detailed in the applicable Property Addendum for each Property) and for Owner, as applicable:

(i)    For Accounting:

(A)    Calculate, bill and collect rental payments and other charges due to the Owner from tenants in the Properties under the respective tenant leases or otherwise with regard to the Properties. To the extent tenant leases affecting any Property so require, PECO shall timely make or verify any calculations that are required to determine the amount of rent due from tenants, including without limitation calculating percentage rent, operating expense “pass-throughs” and consumer price index adjustments and, where required, shall give timely notice thereof to tenants.

(B)    Cash Management.

(1)    PECO will establish on behalf of the OP a concentration account (a “Concentration Account”) at a bank to be specified in writing by Owner, which such Concentration Account will be tied into each Operating Account (as defined below) via a daily automated two-way sweep. This automated two-way sweep shall work in the following manner: all checks or wires presented on behalf of each Property’s Operating Account will be funded by having the cash automatically pulled down from the Concentration Account to fund the check or wire, and all cash deposited into each Property’s Operating Account or lockbox accounts will be automatically swept up to the Concentration Account on a daily basis.

(2)    Notwithstanding the preceding, if (a) an Owner is not a wholly owned subsidiary of the REIT or OP and its governing documents so require, or (b) the payments in respect of a Property are required by a lender to be made into a lockbox account, or (c) if the payments in respect of a Property are required to be handled otherwise by a contractual restriction agreed to by Owner, then such requirements shall be followed by PECO following written notice thereof by Owner. Funds released from any such lockbox account or other arrangement to the custody of the Owner shall otherwise follow the above procedures.

(3)    PECO will establish on behalf of the Owner for each Property an operating account (an “Operating Account”) at a bank to be agreed upon in writing by Owner upon receipt of a fully-executed Property Addendum and a W9 completed by the Owner. The signature card for the Operating Account shall indicate that PECO is dealing with the Operating Account as a fiduciary of the Owner. The Operating Account and all funds therein shall at all times be the property of the Owner. The Owner shall have electronic banking system access to the Operating Account which shall permit it to obtain account information and make withdrawals from the Operating Account.

(4)    Notwithstanding anything to the contrary contained herein, the Owner may direct payments or deposits received by PECO or payments or transfers from the Operating Account for a Property to deviate from the above procedures by a written request to PECO. In such event, PECO shall provide the Owner with all information necessary to effect such deposits, transfers or payments.

(5)    If required by state law, PECO will deposit security deposits and/or advance rentals in separate accounts in the name of the Owner at the financial institution designated by Owner with respect to the applicable Property.

(6)    PECO agrees to pay all invoices directly from the Operating Account unless directed otherwise by the Owner.

(7)    On or before the 25th day of each month, PECO shall prepare and submit an invoice to the Owner accompanied by a computation of the fees and expense reimbursements due to PECO in accordance with this Agreement. The Owner shall have the right to review such invoice and obtain any supporting documentation with respect thereto from PECO.

To the extent that the Owner believes the computation provided by PECO is inconsistent with the computation permitted hereunder, the Owner and PECO shall work together in good faith to reach a computation of such fees which is reasonably agreeable to both parties.

(8)    Without in any way limiting the foregoing, (i) PECO shall not commingle its funds or property or the funds or property of any other entities for which it provides services with any other funds or property of Owner, and (ii) PECO shall deposit amounts relating to a Property in the respective Property’s Operating Account within one (1) business day of receipt. PECO shall have no proprietary interest in the Clearing Account or any Operating Account, or in any other account authorized hereby, and all sums collected by PECO relating to the Properties and all sums placed in such account or accounts will be the property of the Owner and to the extent not yet deposited shall be held in trust by PECO for the Owner.

(C)    Subject to the terms of this Agreement relating to allocation of expenses, pay fees, charges, expenses and commissions of independent contractors, architects, engineers, subcontractors, suppliers which contract with PECO and PECO utilized in the management, operation, maintenance or repair of the Properties, subject to PECO’s review of same to confirm accuracy and agreement with same.

(D)    Owner expressly authorizes PECO to promptly and diligently enforce the Owner’s rights under any tenant leases affecting any Property, including without limitation taking the following actions where appropriate: (i) with the Owner’s prior written consent: (a) terminating tenancies, (b) instituting and prosecuting actions, and evicting tenants, (c) settling, compromising and releasing such actions or suits or re-instituting such tenancies, and (d) recovering rents and other sums due by legal proceedings in a court of general jurisdiction; and (ii) without the Owner’s prior written consent: (a) in a magistrates court or other court of special jurisdiction as applicable, signing and serving such notices as are deemed necessary by PECO, and (b) recovering rents and other sums due by legal proceedings in a magistrates court or similar jurisdiction, in each case PECO shall promptly notify the Owner of such action in writing. If authorized by the Owner, PECO shall consult an attorney for the purpose of enforcing the Owner’s rights or taking any such actions and the Owner shall have the right to designate counsel for any matter and to control all litigation affecting or arising out of the operation of any Property. PECO shall keep the Owner informed of any dissatisfaction with the law firm or such services or the reasonableness of the cost thereof.

(E)    Prepare and maintain routine and customary financial and business books and records for Owner and the Properties and to employ and supervise outside accountants for preparation of income and other tax returns and specialty accounting services for Owner and the Properties. The preparation of income and other tax returns and the performance of such specialty accounting services shall be supervised by PECO but will be completed at Owner’s expense. PECO will use the accrual method of accounting in accordance with GAAP, with such policies as are to be determined by management subject to Owner’s determination (including without limitation, capitalization policies, depreciation and amortization policies, and such other accounting policies as Owner may direct from time to time).

(F)    Maintain fixed asset accounting detail and related depreciation.

(G)     PECO shall prepare and submit to Owner a proposed operating and capital budget, including an itemized statement of the estimated receipts and disbursements in reasonable detail, which shall include, without limitation, reasonable detail as to employee expenses to be reimbursed to PECO for the operation, repair and maintenance of the Properties (the “Budget”) and a marketing and leasing plan on the Properties (a “Plan”) (assuming PECO is retained as leasing agent), in each case for the calendar year immediately following such submission. Each Budget and Plan will be in the form approved by the Owner prior to the date thereof. A draft Budget and, as applicable, Plan for each Property shall be submitted to Owner on or prior to October 31 of the year preceding the January 1 of the year to which such budget shall apply. Owner shall have 21 days after receipt thereof within which to approve or reject in writing such Budget and, as applicable, Plan, any such rejection to be accompanied by a reasonably detailed explanation of such rejection. PECO shall then submit a revised draft Budget and, as applicable, Plan to Owner within 10 days thereafter. Owner shall have 10 days after receipt thereof to approve or reject the same in writing, any such rejection to be accompanied by a reasonably detailed explanation of such rejection. The foregoing process shall then repeat with 10 days between receipt and revision, on PECO’s end, and receipt and acceptance or rejection on Owner’s end, until each Budget and, as applicable, Plan has been approved. If the parties cannot come to agreement on a Budget and, as applicable, Plan for a Property, PECO shall operate the applicable Property on the Budget and, as applicable, Plan most recently approved by Owner. To the extent any expenditure to be made by PECO shall exceed the applicable line item in such prior year’s Budget by 5% or more, the same shall require Owner’s prior written consent, provided that, excluded from the foregoing expenditures requiring such consent shall be expenditures related to snow and ice removal, electricity, insurance premiums and emergency items outside of the control of PECO. PECO shall provide supporting information reasonably requested by the Owner in connection with their review of any Budget or Plan submitted by PECO for their review.

PECO shall implement the Budget and Plan and use its commercially reasonable efforts to ensure that the actual cost of operating the Properties shall not exceed the Budget. The Budget shall constitute an authorization for PECO to expend necessary monies to manage and operate the Properties in accordance with the Budget and subject to the provisions of this Agreement until a subsequent Budget is approved. The approval of non-recurring costs and capital improvements in the Budget and Plan shall constitute an authorization for PECO to collect bids for the expenditure and present a final recommendation to the Owner for expenditure of monies to implement such items called for in the Budget and Plan.

Without affecting any other limitation imposed by this Agreement and except as may be expressly provided to the contrary elsewhere in this Agreement, PECO shall secure the prior written approval of Owner prior to incurring any liability or obligation for any item in excess of $10,000 not reflected on the Budget or the Plan approved in writing by Owner except with respect to emergency items as described in this subsection (G) or unless another threshold with respect to any matter is specified elsewhere in this Agreement or in a written directive or authorization of Owner, in which case the threshold for such matter shall be as so set forth.

(H)    Pay wages, salaries, commissions and employee benefits of all On-Site Personnel including, without limitation, workers’ compensation insurance, social security taxes, unemployment insurances, other taxes or levies now in force or hereafter imposed, any claims that may arise under the employee health or worker’s compensation programs maintained by PECO, employee-related overhead expenses and associated administrative charges with respect to any such On-Site Personnel (collectively, “Employee Benefits”), all of which shall be deemed an operating expense of the Properties and shall be in accordance with approved Budgets. The number and classification of employees serving each Property shall be as determined by PECO to be appropriate for the proper operation of each Property.

(I)    Deliver to Owner, within 15 business days after the end of each month during the term hereof, the monthly reporting package detailed on Exhibit A attached hereto which shall relate to the Properties and the immediately preceding calendar month or any portion thereof. Such reporting package shall be made on an accrual basis and shall include all such transactions, whether or not reimbursable pursuant to the provisions hereof.

(J)    Deliver to Owner, within 45 days after the end of each calendar quarter during the term hereof, the quarterly reporting package detailed on Exhibit B attached hereto which shall relate to the Properties and the immediately preceding calendar quarter or any portion thereof. Such reporting package shall be made on an accrual basis and shall include all such transactions, whether or not reimbursable pursuant to the provisions hereof.

(K)    Deliver to Owner, within 75 days after the end of each calendar year during the term hereof, the annual reporting package detailed on Exhibit C attached hereto which shall relate to the Properties and the immediately preceding calendar year or any portion thereof. Such reporting package shall be made on an accrual basis and shall include all such transactions, whether or not reimbursable pursuant to the provisions hereof.

(L)    File real, personal and ad valorem (real or personal) property tax returns required to be filed by Owner with respect to the Properties and pay all such ad valorem taxes and assessments out of the operating accountants of each of the Properties. PECO shall also utilize, on Owner’s behalf, the services of independent tax consultants and attorneys to appeal or challenge any real, personal and ad valorem (real or personal) property taxes and PECO shall manage such process on Owner’s behalf by supplying needed information and making required payments out of the operating funds for each Property or the separate funds of Owner.

(ii)    For Operations. PECO shall use commercially reasonable efforts to operate in accordance with the Budget and Plan unless otherwise specifically approved in writing by Owner and except in the case of emergencies:

(A)    PECO will investigate, hire, train, pay, supervise and discharge the On-Site Personnel necessary to maintain and operate the Properties including, without limitation, property managers who shall have experience and education satisfactory to the Owner. Such personnel shall in every instance be agents or employees of PECO and not of the Owner, but

Owner shall have the right to approve via the annual budget process, the compensation of PECO’s personnel for which PECO has the right to be reimbursed hereunder. The Owner shall have no right to supervise or direct such agents or employees.

PECO, at PECO’s sole cost and expense, shall maintain during the term of this Agreement a bond or applicable insurance covering PECO and all persons who handle, have access to or are responsible for the Owner’s monies, in an amount and form reasonably acceptable to the Owner. PECO shall provide the Owner with a certificate or other satisfactory documentation evidencing the existence and terms of such bond(s) upon execution of this Agreement.

PECO, shall supervise and at Owner’s cost and expense, shall retain, to the extent such services are not sufficiently provided by On-Site Personnel, but in accordance with the Budget, independent contractors, subcontractors, and suppliers to provide for the management, maintenance, repair and operation of the Properties as well as security functions.

(B)    If commercially reasonable within the geographic area in which a Property is located, to obtain not less than three (3) competing bids for, contract with and supervise onsite management of, contractors.

(C)    Assist in coordinating the opening and closing of the businesses of tenants, including but not limited to obtaining of insurance and signage approval.

(D)    In accordance with the operating budget, purchase necessary supplies and equipment required for the proper operation, maintenance, repair and restoration of the Properties.

(E)    Make or cause to be made repairs, replacements, renovations and capital improvements on the Properties.

(F)    Contract and pay charges for utilities used in the operation of the Properties, including without limitation water, electricity, gas, telephone and sewerage services unless carried or covered under the respective tenant’s name.

(G)    Contract for and maintain such policies of commercial general liability and bodily injury and property damage insurance with respect to the Properties as are acceptable to Owner.

(H)    Advertise the Properties by such means and media and at such costs as are in accordance with the Budget and Plan and as PECO shall deem appropriate (and at PECO’s expense, except as set forth in the last sentence of this subsection (H)) to implement an effective leasing program for the Properties on a local and national basis, with no less effort and professionalism than that used for the advertising programs employed by PECO with respect to its own portfolio of properties. This advertising shall include attendance and facilities for ICSC and related leasing events. Notwithstanding the foregoing, to the extent Owner shall request specific advertising that differs from or is in addition to PECO’s planned approach, the incremental cost of such specific advertising shall be borne by Owner.

(I)    Assist in securing leases with temporary tenants or licensees for use of the Properties.

(J)    Actively promote and market the Properties to potential tenants, current tenants and the general community.

(K)    Conduct complete inspections of the Properties as is prudent to determine that the same are in good order and repair, but no less frequently than once per calendar quarter during the term of this Agreement.

(L)    Forward to Owner promptly upon receipt all notices of violation or other notices from any governmental authority, and board of fire underwriters or any insurance company, and shall make such recommendations regarding compliance with such notice as shall be appropriate.

(M)    Maintain business-like relations with the tenants of the Properties and respond promptly to tenant complaints in a prudent, businesslike manner. PECO shall maintain a record of all written tenant complaints for no less than one year and PECO’s response to such complaints which record shall be available for review by Owner.

(N)    Analyze all bills received for services, work and supplies in connection with the maintaining and operating the Properties, issue payment from the Property Owner for all such bills and any other amount payable in respect to the Properties. PECO shall use reasonable commercial efforts to pay all bills within the time required to obtain discounts, if any. Owner may from time to time request that PECO forward certain bills to Owner promptly after receipt, and PECO shall comply with any such request. PECO will ensure timely 1099 reporting to the IRS, with 1099’s filed under the appropriate Property Owner’s name and taxpayer identification number (TIN), listing such Owner as the “payer.” PECO will provide annually a signed declaration indicating compliance with 1099 reporting; PECO will provide this declaration to Owner with the February Reporting Package. Penalties for misfilings as a result of PECO’s negligence are not to be charged to the property, but are payable by PECO.

(iii)    Other:

(A)    In accordance with the Budget or as otherwise approved in writing by Owner, employ, in-house or outside attorneys, at Owner’s expense, to handle any legal matters involving the Properties. It is understood that PECO employs an in-house legal department which will perform some or all of the legal services described herein. To the extent any employee of such legal department performs any of such services, the cost of such legal department employee, based upon approved Budgets and Plans and consistent with the hourly rates charged internally by PECO to the other property funds for which it performs management and leasing services, shall be deemed an operating expense of the Properties and shall be reimbursable by Owner.

(B)    Perform leasing analysis and credit underwriting with respect to prospective tenants (and subtenants and assignees); prepare leases and other tenant related documents; and engage in a competitive construction bidding process for lease-related construction projects expected to exceed $25,000 not otherwise within the duties of a construction manager (as, for example, pursuant to Section 5(c) below).

(C)    Take such other action and perform such other functions as PECO reasonably deems advisable or necessary for the efficient and economic management, operation and maintenance of the Properties.

(b)    PECO’s duties as leasing agent for any of the Properties indicated on a Property Addendum as being subject to the leasing agent services as provided herein and subject to the Budget and Plan include the following:

(i)    Leasing Functions.    PECO will coordinate and negotiate the leasing of the Properties using reasonable commercial efforts to secure executed leases (both new and renewal) from qualified tenants for available space in the Properties. Such leases must be consistent with form and terms approved by Owner unless a tenant requires use of its own lease form. PECO shall be responsible for the hiring of all leasing agents as necessary for the leasing of the Properties, to work with outside brokers and leasing agents, and otherwise to oversee and manage the leasing process on behalf of Owner. PECO’s duties in this regard shall include, without limitation, (1) the preparation and distribution of listings to potential tenants and/or their representatives and to reputable and active real estate agents; (2) the supplying of sufficient information to cooperating brokers and agents to enable them to promote the rental of the Properties, (3) to market and promote the Properties, (4) at all times to maintain and update a merchandising and leasing plan for each Property, and (5) to provide an updated leasing budget and leasing reforecast for the following twelve (12) month period. Additionally, in connection with the budgeting process referred to above, PECO shall submit a yearly leasing budget for approval in accordance (and simultaneously) with the procedure set forth above for the approval of each Property’s budget by Owner.

(ii)    Advertising.    Owner authorizes PECO to advertise and to place signage on the Properties regarding the leasing, provided that such signage complies with all applicable governmental laws, regulations and requirements. PECO will provide a marketing package, aerial photographs, demographic reports, site plans, signage and a two-sided flyer for each Property at PECO’s expense consistent with Section 5(a)(ii)(H). Any additional advertising and promotion requested by Owner will be done at Owner’s expense pursuant to a program and budget agreed upon by Owner and PECO.

(iii)    Other Actions.        PECO will take such other action and perform such other functions as PECO or Owner deems reasonably advisable or necessary for the efficient and economic leasing of the Properties.

(c)    PECO’s duties as construction manager for the Properties shall be in accordance with a capital budget established by Owner and PECO prior to the commencement of construction activities and shall include the following:

(i)    General.    PECO shall secure or assist in securing licenses, registrations, or permits required by law and shall comply with ordinances, laws, orders, codes, rules, and regulations pertaining to building improvements and/or the services described herein. PECO shall secure lien waivers and affidavits and properly file, to the extent required, terminations of notices of commencement prior to payment to contractors.

(ii)    Bidding.    For all projects estimated to cost more than $250,000.00, PECO shall obtain bids from at least three outside contractors, unless the selected contractor is otherwise approved by Owner. PECO shall select the low bid unless it has supplied Owner with a reasonable justification in writing for the selection of a bidder other than the low bidder (e.g., PECO determines in its reasonable discretion that the bidder to be selected is more likely to complete the job on time, with commercially reasonable workmanship and in the most efficient manner). PECO shall manage the bidding process consistent with the manner in which it manages bidding for projects within its own portfolio of properties.

(iii)    New Construction, Tenant Improvements, and Redevelopments. PECO will perform the following duties for construction of Improvements on undeveloped land (“New Construction”) and for construction of Improvements that are to be made at the direction of, or in conformity with lease obligations to, tenants (“Tenant Improvements”) or for the improvement to Improvements that change the size or nature of such Improvements or for the redevelopment of Improvements (collectively, “Redevelopments”):

(A)    Provide updated and detailed project budgets to Owner.

(B)    Arrange for, coordinate, supervise and advise Owner with respect to the selection of architects, contractors, design firms and consultants, and the execution of design, construction and consulting contracts.

(C)    Review design documents, and drafts thereof, submitted by the architect or other consultants, and notify Owner in writing of any mistakes, errors or omissions that PECO observes in the documents and any recommendations it may have with respect to such mistakes, errors or omissions, provided PECO shall not in any manner be responsible for the accuracy, adequacy or completeness of such documents.

(D)    Evaluate and make recommendations to Owner concerning cost estimates prepared by others.

(E)    Review and evaluate proposed schedules for construction.

(F)    Procure subcontractors through a minimum of three quotes for any jobs estimated to involve in excess of $250,000 unless the selected contractor is otherwise approved by Owner.

(G)    Coordinate the work of subcontractors.

(H)    Monitor the progress of construction.

(I)    Endeavor to work with the general contractor to identify any deficiencies in the work performed by subcontractors.

(J)    Provide Owner with monthly written status reports.

(K)    Advise Owner with respect to alterations and modifications in any design documents submitted by the architect or other consultants that may be in Owner’s interest, including obtaining advantages in terms of cost savings, scheduling, leasing, operation and maintenance issues and other matters affecting the overall benefit of the project.

(L)    Review and advise Owner on change order proposals and requests for additional services submitted to Owner.

(M)    Schedule, coordinate, and attend necessary or appropriate project meetings.

(N)    Monitor and coordinate punch list preparation and resolution by the subcontractors.

(O)    Make recommendations to Owner concerning, and monitor, the use of the site by subcontractors, particularly as it relates to staging and storage, ingress and egress, temporary signage, fencing, barricades, restrictions on hours of operation, safety considerations and similar considerations.

(P)    Coordinate, monitor, supervise and advise Owner with respect to preparation, execution, completion and filing of project-related documents, including, but not limited to, contracts, permit applications, licenses, certifications, zoning requirements, land use restrictions, governmental filings applicable to the project and any other similar documents.

(Q)    Review and advise Owner with respect to draw requests submitted on the project.

(R)    Upon completion of New Construction, Tenant Improvements, or Redevelopments review same to ensure that such Improvements have been completed in accordance with the specifications. PECO shall cause the subcontractors to repair or replace any items that are determined deficient.

(S)    As instructed by Owner, perform additional related project management functions.

(T)    Collect warranties and operation manuals, certificates, guarantees, as-builts and any similar documentation for the benefit of Owner.

(iv)    New Construction and Redevelopments. In addition, PECO will perform the following duties with respect to New Construction and Redevelopments:

(A)    Provide Owner with a budget for each Improvement to be built prior to beginning construction of the respective Improvement.

(B)    Meet on a regular basis with Owner’s leasing agents and representatives of prospective tenants.

(C)    Arrange for, coordinate, supervise and advise Owner with respect to various development services prior to design and construction of the Project, including due diligence, site investigations, land use and zoning matters, and similar development services.

(v)    Tenant Improvements. In addition, PECO will perform the following duties related to Tenant Improvements:

(A)    Arrange for and supervise the performance of all installations and improvements in space leased to any tenant which are either expressly required under the terms of a Lease of such space or which are customarily provided to tenants.

(B)    Meet with tenants and prospective tenants and their architects, engineers, consultants and contractors to facilitate design and construction of leasehold improvements.

(C)    Maintain separate files as to each tenant, and thereby document the entire design and construction process for each tenant.

(D)    Compile and disseminate such data regarding each tenant as Owner may reasonably require.

(vi)    Duties with Respect to Tenant Directed Improvements.    PECO will supervise and facilitate tenant installations performed by the tenant and/or tenant’s contractors, including as such is required under the tenant’s lease:

(A)    Review and evaluate lease exhibit language that identifies the scope and nature of tenant construction of the improvements.

(B)    Review tenant construction documents for compliance with landlord criteria and requirements applicable to the improvements.

(C)    Review and evaluate proposed schedules for tenant construction.

(D)    Coordinate delivery of shell space to tenants as required by the tenant’s lease.

(E)    Monitor the progress of tenant construction including but not limited to compliance with scheduling requirements, compliance with rules and regulations of the Property, verify that tenant has obtained proper permits, etc., coordinating requests for tenant improvement allowance draws.

(F)    Maintain appropriate files and records as to each project documenting the design and construction process for each tenant in a manner consistent with PECO’s record retention guidelines.

(vii)    Duties with Respect to All Improvements.    PECO will supervise all Improvement projects, such supervision to include, but not be limited to, preparation of budgets, plans, bidding, subcontractor selection, material selection, job supervision, collection of lien waivers, sworn statements, affidavits and the like. PECO shall require such lien waivers, sworn statements, affidavits and similar documentation as a condition to disbursement.

(d)    Other.    PECO shall in all events comply with the reasonable requests of Owner related to property management of, leasing of, and construction management of the Improvements to be made to, the Properties. Owner shall maintain sufficient funds in an account or accounts so that PECO will have funds available to pay all obligations contemplated hereunder when due. Under no circumstances shall PECO have any obligations or duty to advance funds to or for the account of Owner.

(e)    Ownership Agreements. Owner agrees to obtain and review copies of all (1) agreements of limited partnership, joint venture partnership agreements and operating agreements of Owner and its affiliates as well as the articles of incorporation, bylaws, and registration statement on Form S-11 (no. 333-164313) of REIT, including all prospectus supplements and post-effective amendments thereto (collectively, the “Ownership Agreements”) and (2) mortgages on all Properties and inform PECO of any restrictions relating to property use arising therefrom. PECO will use reasonable care to avoid any act or omission which, in the performance of its duties hereunder, in any way conflicts with the terms of the Ownership Agreements or the mortgages in the absence of the express direction of the REIT’s board of directors, and PECO shall promptly notify Owner if any such conflict arises.

(f)    Periodic Meetings. As reasonably required by Owner, PECO its personnel or contractors engaged or involved in the management, operation, leasing or construction management of the Properties shall meet to discuss the historical results of operations, to consider deviations from any budget, and to discuss any other matters so requested by the Owner upon reasonable notice from Owner.

6.    Compensation and Expense Reimbursement.

(a)    For each Property for which PECO provides property management services, Owner shall pay PECO a monthly management fee equal to four percent (4.0%) of the Gross Receipts (as defined below) for that given month, payable from that month’s receipts. “Gross Receipts” means (i) all fixed and minimum rent, percentage rent and license fees paid by tenants and other occupants of each Property, (ii) the profit of Owner derived from the sale of electricity (i.e., the spread between the wholesale and retail prices of electricity that is re-sold to tenants of the Properties), utilities and heating, ventilation and air conditioning to tenants and other occupants of each Property, (iii) all amounts paid by tenants and other occupants of each Property for common area maintenance, real estate taxes, insurance, interest and any other payments of any nature (including attorneys’ fees and late fees) made by any such tenants or other occupants, and (iv) proceeds of rent insurance

(b)    For each Property for which PECO provides leasing services, Owner shall pay PECO leasing fees at market rates as specified on the Property Addendum for such Property.

(c)    For each Property for which PECO provides construction management services, PECO shall be entitled to fees for tenant and tenant directed improvements, capital improvements and construction management services, all at market rates for the geographic area in which the applicable Property is located, as may be more fully set forth on the applicable Property Addendum or another writing executed by PECO and Owner.

(d)    PECO will pay such other reimbursable expenses and costs as Owner has approved and deems advisable or necessary for the efficient and economic management and leasing of the Properties through its annual budgets or as otherwise provided for in this Agreement (e.g., for marketing or leasing programs that exceed in scope that which PECO would normally utilize for its own properties, as provided for in Sections 5(a)(ii)(H) and 5(b)(ii)). Owner shall reimburse PECO for such expenses, which shall include, to the extent included in the applicable Property budgets or a general property management and leasing budget to be agreed upon, costs of (i) On-Site Personnel, including wages, salaries, commissions and Employee Benefits of such On-Site Personnel, (ii) roving maintenance personnel to the extent needed at the Properties from time to time, (iii) travel and entertainment, (iv) printing and stationery, (v) advertising, (vi) marketing, (vii) signage, (viii) long distance phone calls and (ix) other direct expenses. The costs of On-Site Personnel shall be allocated to each Property by dividing the rentable square feet at each Property by the aggregate rentable square feet of all of the Properties for which each employee provides services and then multiplying the resulting quotient by the individual cost of each employee, unless Owner and PECO agree in writing to another basis for such allocation. The costs of roving maintenance personnel shall be charged to each Property at a reasonable hourly or monthly rate pre-approved by Owner for the actual and reasonably necessary services provided by such roving maintenance personnel at each Property. Owner shall reimburse PECO for Employee Benefits of On-Site Personnel in an amount equal to 20% of the total compensation payable to each employee. Such Employee Benefits reimbursed to Owner shall not be reconciled to the actual amounts incurred by Owner for the Employee Benefits of each employee such that Owner will not be required to reimburse PECO any additional amounts to the extent that the amounts reimbursed to PECO for Employee Benefits of an employee is less than the actual amount of Employee Benefits paid by PECO to such employee, and PECO will not be required to reimburse Owner to the extent the Employee Benefits paid by PECO to an employee are less than the amount of Employee Benefits reimbursed by Owner to PECO for such employee.

7.    Insurance.    PECO shall obtain and keep in full force and effect at Owner’s expense insurance (1) on the Properties, and (2) on activities at the Properties against such hazards as Owner and PECO shall deem appropriate and as may be required under any mortgage or other loan documents binding upon Owner. In any event, PECO shall procure, for the Properties for which PECO is property manager, insurance sufficient to comply with the leases and the Ownership Agreements. All liability policies shall provide sufficient insurance satisfactory to both Owner and PECO and shall contain waivers of subrogation for the benefit of PECO and the applicable Owner.

(a)    PECO shall obtain and keep in full force and effect, in accordance with the laws of the state in which each Property is located, worker’s compensation insurance covering all employees of PECO at the Properties and all persons engaged in the performance of any work required hereunder. PECO shall also obtain and keep in full force and effect, in accordance with the laws of the state in which each Property is located, employer’s liability, employee theft, commercial general liability, and umbrella insurance, and PECO shall furnish Owner certificates of insurers naming Owner as co-insureds and evidencing that such insurance is in effect and that insurer will provide directly to Owner no less than 30 days’ notice of any cancellation or non-renewal. If any work under this Agreement is subcontracted as permitted herein, PECO shall include in each subcontract a provision that the subcontractor shall also furnish Owner, as appropriate, with such a certificate evidencing coverage (and any other coverage PECO deems appropriate in the circumstances) and the naming of Owner as co-insured and evidencing that such insurance is in effect and that insurer will provide directly to Owner no less than 30 days’ notice of any cancellation or non-renewal, as well as indemnification as is customary. The cost of such insurance procured by PECO shall be reimbursable to the same extent as provided in this Agreement.

(b)    PECO shall cooperate with and provide reasonable access to the Properties to representatives of insurance companies and insurance brokers with respect to insurance which is in effect or for which application has been made. PECO shall use its good faith efforts in a commercially reasonable manner to comply with all requirements of insurers.

(c)    PECO shall promptly investigate and shall report in detail to the applicable insurance carriers all accidents, claims for damage relating to the ownership, operation or maintenance of the Properties, and any damage or destruction to the Properties and the estimated costs of repair thereof, and shall prepare for approval by Owner all reports required by the applicable insurance company in connection with any such accident, claim, damage, or destruction. Owner shall reimburse PECO’s third party costs in connection therewith. PECO shall provide a report summarizing all claims to Owner on a monthly basis. PECO is authorized to settle any claim against an insurance company arising out of any policy and, in connection with such claim, to execute proofs of loss and adjustments of loss and to collect and provide receipts for loss proceeds using commercially reasonable good faith efforts.

8.    Liability of PECO.    PECO shall not be liable for any errors in judgment or for mistakes of fact or of law or for anything which it may in good faith do or refrain from doing, except in the case of gross negligence, fraud or willful misconduct.

9.    Indemnity.    Owner shall indemnify PECO and its managers, employees and officers against and agrees to defend, protect, hold and save them free and harmless from any liability or expenses (including reasonable attorney’s fees and court costs) arising out of injuries or damages to persons or property by reason of any cause relating to the Properties, except to the extent caused by the gross negligence, fraud or willful misconduct and which is not otherwise covered by insurance held by Owner. Owner shall name PECO as an “additional insured” or “co-insured” on any and all liability insurance policies for the Properties. PECO shall indemnify Owner and its employees and officers against and agrees to defend, protect, hold and save them free and harmless from any liability or expenses (including reasonable attorney’s fees and court costs) arising out of injuries or damages to persons or property by reason of any cause relating to the Properties caused by the gross negligence, fraud or willful misconduct, which is not otherwise covered by insurance held by Owner.

10.    Termination.    This Agreement may be terminated by either party upon thirty (30) days’ written notice, in toto or only with respect to any Property, provided such termination shall not affect any rights or obligations accrued to either party prior to termination (subject to any offsetting claims for damages), including, but not limited to payment of property management fees, leasing fees and construction management fees earned to the date of termination (provided that, if termination occurs before a construction project is completed, the construction management fee to be earned shall be prorated based upon the reasonably estimated portion of the applicable project that had been completed up to the date of termination). If this Agreement is terminated, only commissions and management fees with respect to any Properties that are subject to such termination and that have accrued prior to the termination date shall be due to PECO. Notwithstanding anything to the contrary contained in this Agreement, if either Owner or PECO defaults in performing any of its obligations under this Agreement, the other party may terminate this Agreement effective upon delivery of notice of such default. The indemnification obligations of the parties hereunder shall survive the expiration or termination of this Agreement. PECO’s obligations under this Agreement for physical property management, leasing and construction management may, at Owner’s election, terminate as to any particular Property upon its sale, provided that PECO’s obligations for the performance of accounting and other so-called “back office functions” shall terminate only at such time as a final tax return with respect to the applicable Property has been prepared and filed and such customary and ordinary information related to the Property or Properties has been provided to Owner. PECO shall cooperate subsequent to any termination of this Agreement as to a particular Property to provide final property reconciliations and other reports as reasonably requested by Owner.

11.    PECO’S Obligations After Termination.    Upon the termination of this Agreement, PECO shall have the following duties:

(a)    PECO shall deliver to Owner, or its designee, all books and records (including data files in magnetic or other similar storage media but specifically excluding any licensed software) with respect to the Properties.

(b)    PECO shall transfer and assign to Owner, or its designee, or terminate upon Owner’s direction, all service contracts (designated by Owner for transfer and assignment) and personal property relating to or used in the operation and maintenance of the Properties, except personal property paid for and owned by PECO. PECO shall also, for a period of sixty (60) days immediately following the date of such termination (with respect to this entire Agreement or any Property terminated as being subject to this Agreement), make itself available to consult with and advise Owner, or its designee, regarding the operation, maintenance and leasing of the Properties at no additional cost to Owner.

(c)    PECO shall render to Owner an accounting of all funds of Owner in its possession and shall deliver to Owner a statement of Management Fees claimed to be due PECO and shall cause funds of Owner held by PECO relating to the Properties to be paid to Owner or their designees and shall assist in the transferring of approved signatories on all Accounts.

12.    No Obligation to Third Parties.    None of the obligations and duties of PECO under the Agreement shall in any way or in any manner be deemed to create any obligations of PECO to any third party with the exception of Owner.

13.    Additional Services.    The services contemplated hereunder are normal and customary property management, leasing and general and construction management services. If PECO is required or requested to perform additional services beyond the scope of this Agreement, then Owner shall pay PECO fees for these additional services at market rates as mutually agreed upon in advance by the parties.

14.    PECO'S Action on Tenant’s Default.    If the reasonably expected costs are less than a threshold to be agreed upon by PECO and Owner with respect to each Property (or with respect to leases or contracts less than certain thresholds with respect to each Property), PECO shall have the right, in its own name or in the name of Owner, to take any and all actions, including distraint, which PECO deems advisable and which Owner shall have the right to take, in the event of any tenant's breach of any covenant, provision or condition binding upon such tenant under its lease with Owner. Nothing in this paragraph shall be deemed to require PECO to institute legal action against any tenant. If the reasonably expected costs exceed the agreed upon thresholds, then Owner shall only be responsible for such costs if it pre-approves such actions. In addition, if Owner desires to commence legal action notwithstanding PECO’s recommendation to the contrary, it shall pay for all costs and reasonable attorneys' fees in connection therewith.

15.    Binding Effect.    This Agreement and all the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

16.    Entire Agreement.    This Agreement supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements between them.

17.    Assignment.    PECO may delegate partially or in full its duties and rights under this Agreement but only with the prior written consent of Owner. Except as provided in the immediately preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

18.    Amendments.    This Agreement may be amended only by an instrument in writing signed by the party against whom enforcement of the amendment is sought.

19.    Other Business.    Nothing herein contained shall prevent PECO from engaging in other activities or business ventures, whether or not such other activities or ventures are in competition with Owner or the business of Owner, including, without limitation, property management activities for other parties (including other REITs) and the provision of services to other programs advised, sponsored or organized by PECO or its affiliates or third parties; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of PECO or its affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. PECO may, with respect to any investment in which the Owner is a participant, also render advice and service to each and every other participant therein. PECO shall report to the board of directors of REIT the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between PECO’s obligations to Owner and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association.

20.    Notices.    All notices under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the parties at their last known addresses. All notices, approvals, consents and other communications hereunder shall be in writing, and, except when receipt is required to start the running of a period of time, shall be deemed given when delivered in person or on the fifth day after its mailing by either party by registered or certified United States mail, postage prepaid and return receipt requested, to the other party, at the addresses set forth after their respect name below or at such different addresses as either party shall have theretofore advised the other party in writing in accordance with this Section.

OP: REIT: With a copy to:
Phillips Edison – ARC Shopping Center Operating Partnership, L.P.,
11501 Northlake Drive
Cincinnati, OH 45249
Attention: Co-President

Phillips Edison – ARC Shopping Center REIT Inc.
11501 Northlake Drive
Cincinnati, OH 45249
Attention: Co-President

DLA Piper LLP (US)
4141 Parklake Drive, Suite 300
Raleigh, NC 27612
Attention: Robert Bergdolt, Esq.

PECO: With a copy to:
Phillips Edison & Company Ltd.
11501 Northlake Drive
Cincinnati, OH 45249
Attention: Chief Operating Officer

Phillips Edison & Company Ltd.
222 South Main Street, Suite 1730
Salt Lake City, Utah 84101
Attention: General Counsel

21.    Non-Waiver.    No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

22.    Headings.    Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

23.    Severability.    If any term, covenant or condition of this Agreement or the application thereof to any Person or circumstance shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, covenants or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

24.    Governing Law.    This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio. Any action to enforce this Agreement or an action for a breach of this Agreement shall be maintained in a binding arbitration proceeding before the American Arbitration Association in Cincinnati, Ohio.

25.    Counterpart.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

26.    Audit Right. PECO shall cooperate with the REIT’s independent auditors with respect to the annual audit of the REIT for the purpose of expressing an opinion on the financial statements of the REIT (the “Annual REIT Audit”). In addition, the REIT shall have the right to conduct an audit of PECO’s books and records solely with respect to the fees and expense reimbursements relating to the services provided pursuant to this Agreement (the “Fee Audit”). The REIT may conduct the Fee Audit by using its own internal auditors or by employing independent auditors no more than once per year. Costs associated with conducting such Fee Audits by internal or independent auditors, and costs of the Annual REIT Audit, shall be borne by REIT. If any Fee Audit conducted by or on behalf of REIT reveals a discrepancy in excess of ten percent (10%), and greater than $10,000, for the aggregate fees and expense reimbursements payable during the period under audit pursuant to the Fee Audit, PECO shall be responsible for the reasonable expenses of such audit.

Signatures on next page.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

On behalf of “OWNER”:

OP:

PHILLIPS EDISON – ARC SHOPPING CENTER OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:    PHILLIPS EDISON SHOPPING CENTER OP GP LLC,
a Delaware limited liability company
General Partner

By:
R. Mary Addy, Co-President

REIT:

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.
a Maryland corporation

By:
R. Mark Addy, Co-President

PECO:

PHILLIPS EDISON & COMPANY LTD.,
an Ohio limited liability company

By:
Robert F. Myers, Chief Operating Officer

EAST\76294527.2

EXHIBIT A

MONTHLY REPORTING PACKAGE

For the current month and year to date, statements presenting, on a comparative basis, actual to budget (and/or forecast or other projections), including variance explanations for material variances:

•	Executive Summary (operations, leasing, capital, tenant/market issues, other)

•	Balance Sheet

•	Income Statement

•	Aged Receivables and Delinquencies Report

•	Rent Rolls (as requested in writing by Owner)

•	Month to date and year to date variance report with explanations (budget to actual and actual to previous year actual)

•	List of any material accrual adjustment that may have been missed on the last business day of each month

•	Leasing Update

•	Consolidated Financial Statements

•	Reforecast operating projections and cash flow

•	Any additional reports that Owner shall reasonably request

EXHIBIT B

QUARTERLY REPORTING PACKAGE

•	All items in the monthly reporting package.

•	Variance reports with explanations compared to budget and same period prior year.

•	Copy of cash receipts ledger entries for such period, if requested.

•	The originals (or copies, as Owner may request) of all contracts entered into by PECO on behalf of Owner during such period, if requested.

•	Consolidated financial statements.

•	Such other reports as may be required by Owner.

EXHIBIT C

ANNUAL REPORTING PACKAGE

•All items in the quarterly reporting package which shall include annual operating statements and a list of variances and explanations of material variances (budget to actual and actual to previous year actual).
•All information required for tax filings, as determined by Owner.
•Certifications of assessment, testing and compliance with internal controls.
Any other reports reasonably requested by Owner.

Form of Property Addendum

PROPERTY DESCRIPTION:

Property Name:
Street Address:
City, State, Zip Code:
County:
Owner Name:
Owner Tax ID#:
Tax Parcel ID #:

SERVICES TO BE PROVIDED:

□     Property Management Services as specified in this Agreement with:

_____    No changes

_____    Changes as follows: ________________________________________________
_________________________________________________________________
_________________________________________________________________
Threshold pursuant to Section 14: _________________________________________________
_________________________________________________________________
_________________________________________________________________

Property Management Fees:

□	Property Management Fee: 4.0% of Gross Receipts, as specified in Section 6(a).

□	Property Management Fee (other calculation): __________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

□	Leasing Agreement duties as specified in Section 5(b) of the Agreement except as specified below:

_____    No changes

_____    Changes as follows: ________________________________________________
_________________________________________________________________
_________________________________________________________________

□	Leasing Agreement Fees:

□
New Lease Commission Percentage: ______ percent (____%) of the gross amount of all base rent under the first _______ (__) years of the primary term of said leases, plus ______ percent (____%) of the gross amount of all base rent under the next _______ (__) years of the primary term, payable [e.g., one-half] upon the full execution of the lease and [one-half] upon tenant opening for business.

□	Notwithstanding the foregoing, for any new lease for over _________ square feet, the leasing commission shall be at a fixed rate of _______ Dollars ($______) per square foot of leasable area.

□	Renewals: For any renewal or extension of a lease (including the exercise of an existing lease option), PECO shall be paid: _______________________________
__________________________________________________________________
__________________________________________________________________

□
Expansions:    For each lease amendment or modification in which the tenant expands its premises, Owner will pay PECO a leasing commission of ______ percent (____%) of the gross amount of the base rent represented by such additional space under the balance of the then current term of the lease, plus ______ percent (____%) of the gross amount of all base rent represented by such additional space under any additional years of the primary term, payable [one-half] upon execution of the amendment or modification document and [one-half] upon the tenant opening for business from the expansion space.

□
Co-Brokers:    As leasing agent for the Properties, PECO may cooperate with independent real estate brokers or agents. If PECO hires a co-broker in order to assist PECO in securing a tenant or if an opportunity is brought to PECO by an independent broker, the applicable leasing commission payable to PECO by Owner shall be increased by the lesser of (i) the amount of the fee owed to the co-broker or (ii) an amount equal to 50% of the applicable leasing commission payable to PECO by Owner as set forth above. PECO shall be responsible for payment of the co-broker fee from the applicable leasing commission paid to PECO by Owner.

□	Payment terms (if other than specified above): ____________________

□
Construction Management Services as specified in Section 5(c) of the Agreement except as specified below. In particular, the construction management will include the following (add attachments as necessary):

________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

□	Construction management Fees:
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

Examples:

☐	The Owner agrees to pay PECO a management fee in the amount of $ within fifteen (15) days of acceptance of the Improvement by the Owner.

☐
As payment for the services to be performed by the PECO hereunder, Owner shall pay the PECO a fee of                          ($                    ), to be paid on the first day of each month of the term of the project in equal monthly installments of                          ($                    ), plus reimbursable expenses referenced in this Agreement.

☐
PECO agrees to collect and provide the Owner with invoices for the work completed on the Improvement on a monthly basis unless the Owner and PECO agree to a more frequent basis. Upon delivery of such invoices, the Owner will be solely responsible for promptly paying the company or companies performing the work. The contract form used by the Owner shall specify that PECO has no responsibility for payment. Reimbursable expenses as described in this Agreement shall be reimbursed to the PECO at cost plus ten percent (10%) and shall be billed on a monthly basis.